                               SECURITY AGREEMENT

                  This Security Agreement ("Agreement") is entered into as of March __, 2001 by and between I-Link Communications, Inc., a Utah corporation and MiBridge, Inc., a Utah corporation, (collectively referred to herein as the "Borrower") and Counsel Communications LLC, a Delaware corporation ("Lender").

                  WHEREAS, Lender has agreed to provide Borrower with periodic loans in the aggregate amount of up to Ten Million Dollars ($10,000,000), subject to certain express terms and conditions, commencing on the date hereof and for the duration of the Term (the "Loan");

                  WHEREAS, in consideration of such loans, Borrower agrees hereby to grant Lender a security interest in certain collateral, all as defined herein; and

                  WHEREAS, Borrower and Lender desire to enter into this Agreement on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. PERIODIC LOANS. From and after the date hereof, through and until the termination of the Term, Lender hereby agrees, subject to the terms and conditions contained herein, to make periodic loans to Borrower's parent, I-Link, Incorporated in an aggregate principal amount at any one time outstanding, not to exceed Ten Million Dollars ($10,000,000).

                  Section 2. CREATION OF SECURITY INTEREST. In order to secure the payment of all obligations of I-Link, Incorporated to Lender whether now or hereafter arising, including all obligations under this Agreement, that certain Loan Note entered into by and between Lender and I-Link, Incorporated dated as of March 1, 2001, and any and all amendments, modifications, renewals or restatements hereof (the "Secured Obligations"). The Borrower hereby grants to the Lender (or its designee) (the "Secured Parties") a first priority security interest in all of Borrower's assets, now owned or hereinafter acquired, now in existence or hereafter arising, wherever located (the "Collateral"), including, without limitation the property described below on the terms and conditions set forth in this Agreement:

                  (a) presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing (collectively, "Accounts");

                  (b) present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, monies due under any royalty or licensing agreements, infringement claims,

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computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds and tax refund claims) other than goods and Accounts, and Borrower's Books relating to any of the foregoing (collectively, "General Intangibles");

                  (c) present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities, documents, leases, and chattel paper, and Borrower's Books relating to any of the foregoing (collectively, "Negotiable Collateral");

                  (d) present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing (collectively, "Inventory");

                  (e) present and hereafter acquired computers, communications equipment, software code, network servers, switches and other related equipment, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located (collectively, "Equipment");

                  (f) books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities or the Collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, funds or other computer prepared information, and the equipment containing such information (collectively, "Borrower's Books"); and

                  (g) substitutions, replacements, additions, accessions, proceeds, products to or of any of the foregoing, including, but not limited to, proceeds of insurance covering any of the foregoing, or any portion thereof, and any and all Accounts, General Intangibles, Negotiables, Collateral, Inventory, Equipment, money, deposits, accounts, or other tangible or intangible property resulting from the sale or other disposition of the accounts, general Intangibles, Negotiable Collateral, Inventory, Equipment, or any portion thereof or interest therein and the proceeds thereof.

                  Section 3. ORDER OF PAYMENTS. Any and all amounts actually received by the Lender in connection with the enforcement of this Agreement, including the proceeds of any collection, sale or other disposition of all or any part of the Collateral (collectively, the "Proceeds"), shall, promptly upon receipt by the Lender, be applied:

                  (i) first, to the payment in full of the Secured Obligations, or in the event that such Proceeds are insufficient to pay in full the Secured Obligations, to the Secured Obligations of the Secured Parties in the following order of priority:

                         (A) to all interest (including default interest) owing
to the Secured Parties on Secured Obligations, such amounts to be allocated to each Secured Party in accordance with its pro rata share of loans outstanding to Borrower at such time; then

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                         (B) to principal amounts owing to the Secured Parties
on Secured Obligations, such amounts to be allocated to each Secured Party in accordance with its pro rata share of loans outstanding to Borrower at such time;

                         (C ) any other fees or expenses incurred hereunder; and

                    (ii) second, to the Borrower or in the manner that a court of competent jurisdiction shall direct.

                    Section 4. EVENTS OF DEFAULT. The Borrower shall be in default under this Agreement when any of the following events or conditions occurs (each an "Event of Default"):

                    (a) I-Link, Incorporated shall fail to pay any of the Secured Obligations pursuant to terms of this Agreement;

                    (b) The occurrence of an event of default under that certain Senior Convertible Loan and Security Agreement between Lender and I-Link, Incorporated.

                    (c) Borrower fails to comply with any term, obligation, covenant, or condition contained in this Agreement;

                    (d) Any warranty or representation made to the Lender by the Borrower under this Agreement proves to have been false when made or furnished;

                    (e) If the Borrower voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Borrower is adjudged a bankrupt, or if a trustee or receiver is appointed for the Borrower's property, or if the Collateral becomes subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Borrower makes an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then the Lender may, at the Lender's option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to the Borrower, and the Lender may invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by the Lender in connection with the Borrower's bankruptcy or any of the other events described in this Section shall be additional indebtedness of the Borrower secured by this Agreement.

         Notwithstanding the above, in the event any payments are not received on the date on which they are due as provided in Sections 4(a) and 4(b) hereinabove, Borrower shall have five (5) business days in which to pay any such sums due and owing, provided Borrower notifies Lender of the reason for such delay. In the event Lender receives payment of any such sums within said five
(5) day period from Borrower, no event of default or Default shall occur or be deemed to have occurred.

                   Section 5. RIGHTS OF SECURED PARTIES.

                  (a) Upon an Event of Default, the Secured Parties may require the Borrower to assemble the Collateral and make it available to the Secured Parties at the place to be designated by the Secured Parties which is reasonably convenient to the parties. The Secured Parties may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. The Secured Parties may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, the Secured Parties shall give the Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least ten (10) days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

                  (b) Notice shall be given at least ten (10) days before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

                  (c) The sale shall be held in a county in which the Collateral or any part is located or in a county in which the Borrower has a place of business;

                  (d) Payment shall be in cash or by certified check immediately following the close of the sale;

                  (e) The sale shall be by auction, but it need not be by a professional auctioneer;

                  (f) The Collateral may be sold as is and without any preparation for sale.

                  (g) Notwithstanding any provision of this Agreement, the Secured Parties shall be under no obligation to offer to sell the Collateral. In the event the Secured Parties offer to sell the Collateral, the Secured Parties will be under no obligation to consummate a sale of the Collateral if, in their reasonable business judgment, none of the offers received by them reasonably approximates the fair value of the Collateral.

                  (h) In the event the Secured Parties elect not to sell the Collateral, the Secured Parties may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the Borrower's obligation, subject to the Borrower's rights under such procedures.

                  (i) In addition to the rights under this Agreement, in the event of a default by the Borrower, the Secured Parties shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Notes and any receiver appointed may serve without bond. Employment by the Secured Parties shall not disqualify a person from serving as receiver.

                  Section 6. EXPENSES. Borrower agrees to pay all reasonable costs and

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expenses incurred by Lender in connection with this Agreement, including but not limited to filing fees, recording taxes in connection with such filings and reasonable attorneys' fees actually incurred, promptly upon demand of Lender.

                  Section 7. REMEDIES CUMULATIVE. Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

                  Section 8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Borrower , to:

                           I-Link, Incorporated
                           13751 S. Wadsworth Park Drive
                           Draper, UT 84020
                           Attention:       David Hardy, Esq.
                           Facsimile:       801-576-4295
                           Telephone:       801-238-0858

                           with a copy to:

                           De Martino Finkelstein Rosen & Virga
                           1818 N Street, N.W.
                           Suite 400
                           Washington, DC 20036
                           Attention:       Ralph V. De Martino, Esq.
                           Facsimile:       202-659-1290
                           Telephone:       202-659-0494

If to Lender, to:

                           Counsel Corporation (US)
                           280 Park Avenue
                           West Building, 28th floor
                           New York, New York  10017
                           Attention:       Allan Silber
                           Facsimile:       (212) 286-5000
                           Telephone:       (212) 867-3226

                           with a copy to:

                           Harwell Howard Hyne Gabbert & Manner, P.C.

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                           315 Deaderick Street, Suite 1800
                           Nashville, Tennessee  37238
                           Attention:       Mark Manner
                           Facsimile:       (615) 251-1056
                           Telephone:       (615) 256-0500

                  Section 9. INTERPRETATION. When a reference is made in this Agreement of a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 10. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 11. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, and the Notes, (i) constitute the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer upon any person other than the parties any rights or remedies hereunder.

                  Section 12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  Section 13. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by operation of law or otherwise by the Borrower without the prior written consent of the Lender, and any such purported assignment without the express prior written consent of the Lender party shall be void ab initio; and the Lender may assign any or all of the rights, interests or obligations hereunder to any party. Notwithstanding the above, Lender shall not unreasonably withhold consent upon written application of Borrower for such consent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  Section 14. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good

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faith to modify this Agreement so as to effect he original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

                  Section 15. CONSENT TO JURISDICTION. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Agreement, the parties hereto specifically consent and agree that the courts of the State of New York and/or the Federal Courts located in the State of New York shall have jurisdiction over each of the parties hereto and over the subject matter of any such proceedings, and the venue of any such action shall be in New York County, New York and/or the U.S. District Court for the Southern District of New York.

               [Remainder of this page is intentionally blank.]


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                  IN WITNESS WHEREOF, Borrower and Lender have executed this
Agreement as of the date first written above.

                                    BORROWER:

                                    I-LINK COMMUNICATIONS, INC.



                                    By:
                                             --------------------------------
                                             Name:
                                             Title:


                                    MIBRIDGE, INC.



                                    By:
                                             --------------------------------
                                             Name:
                                             Title:


                                    LENDER:

                                    COUNSEL COMMUNICATIONS LLC


                                    By:
                                             --------------------------------
                                             Name:
                                             Title:


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